EXHIBIT 24.1
                                                                    ------------


                                POWER-OF-ATTORNEY
                                -----------------


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Lauder, Fred H. Langhammer, Richard W. Kunes and Paul E. Konney, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2001 of The Estee Lauder Companies Inc. and any and all amendments thereto, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


            Signature                 Title                                Date
            ---------                 -----                                ----

/s/ FRED H. LANGHAMMER                Chief Executive Officer              September 17, 2001
---------------------------------     and Director
      Fred H. Langhammer              (Principal Executive Officer)


/s/ LEONARD A. LAUDER                 Chairman of the Board                September 17, 2001
---------------------------------
      Leonard A. Lauder


/s/ CHARLENE BARSHEFSKY               Director                             September 17, 2001
---------------------------------
      Charlene Barshefsky


/s/ LYNN FORESTER                     Director                             September 17, 2001
---------------------------------
      Lynn Forester


/s/ IRVINE O. HOCKADAY, JR.           Director                             September 17, 2001
---------------------------------
      Irvine O. Hockaday, Jr.


/s/ RONALD S. LAUDER                  Director                             September 17, 2001
---------------------------------
      Ronald S. Lauder


/s/ WILLIAM P. LAUDER                 Director                             September 17, 2001
---------------------------------
      William P. Lauder


/s/ RICHARD D. PARSONS                Director                             September 17, 2001
---------------------------------
      Richard D. Parsons


/s/ MARSHALL ROSE                     Director                             September 17, 2001
---------------------------------
      Marshall Rose


/s/ FAYE WATTLETON                    Director                             September 17, 2001
---------------------------------
      Faye Wattleton


/s/ RICHARD W. KUNES                  Senior Vice President                September 17, 2001
---------------------------------     and Chief Financial
      Richard W. Kunes                Officer (Principal Financial and
                                      Accounting Officer)